Exhibit 10.1

CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT, is entered into as of June 28, 2010 (this “Agreement”), by and among, Birch Branch, Inc., a Colorado corporation (the “Acquiror Company”), Brasel Family Partners (“BFP”), LaMirage Trust (“LaMirage”), Lazzeri Family Trust (“LFT”), Mathis Family Partners LTD (“MFP”) and Lazzeri Equity Partners 401(k) Plan (the “Plan” and collectively with BFP, LaMirage, LFT and MFP, the “Acquiror Company Shareholders”) and Shun Cheng Holdings HongKong Limited, a Hong Kong company (the “Company”).

BACKGROUND

WHEREAS, concurrently herewith, the Acquiror Company is consummating the transactions contemplated by the Share Exchange Agreement dated as of May 14, 2010 by and among the Acquiror Company, Timothy Brasel, BFP, LaMirage, MFP, LFT, Hu Qingying, Ong Hock Seng and SCM Capital LLC, on the one hand, and Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited (collectively, “Company Shareholders”); and the Company (the “Share Exchange Agreement”), on the other, as amended by the Amendment dated June 28, 2010, pursuant to which the Acquiror Company will acquire from the Company Shareholders all of the issued and outstanding capital stock of the Company in exchange for 30,233,750 shares of the Acquiror Company’s common stock (the “Share Exchange Transaction”).

WHEREAS, it is a condition precedent to the consummation of the Share Exchange Transaction that the Acquiror Company Shareholders enter into and consummate this Agreement, which will effectuate the cancellation of 435,123 shares of the common stock, no par value per share, of the Acquiror Company held by the respective Acquiror Company Shareholders (the “Subject Shares”), as set forth on Annex A hereto. The Acquiror Company Shareholders are entering into this Agreement to, among other things, induce the Company and the Company Shareholders to enter into the Share Exchange Transaction and the Acquiror Company Shareholders acknowledge that the Company and the Company Shareholders would not consummate the transactions contemplated by the Share Exchange Transaction unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Cancellation of Subject Shares.  The Acquiror Company Shareholders have delivered to the Acquiror Company for cancellation stock certificates representing their respective Subject Shares along with duly executed medallion guaranteed stock powers covering such Subject Shares (or such other documents acceptable to the Acquiror Company’s transfer agent) and each Acquiror Company Shareholder hereby irrevocably instructs the Acquiror Company and the Acquiror Company’s transfer agent to cancel the Subject Shares thereof, such that such Subject Shares will no longer be outstanding on the stock ledger of the Acquiror Company and such that the Acquiror Company Shareholders shall no longer have any interest in any of the Subject Shares whatsoever.  The Acquiror Company shall immediately deliver to the Acquiror Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.  Upon the closing of the “Share Exchange” (as defined in the Share Exchange Agreement) pursuant to the Share Exchange Agreement, the Subject Shares shall automatically be deemed cancelled.

2.           Representations by the Acquiror Company Shareholders. The Acquiror Company and the Acquiror Company Shareholders, jointly and severally, represent and warrant to the Company as follows:

(a)           The Acquiror Company Shareholders own, of record and beneficially, and have good, valid and indefeasible title to and the right to transfer to Acquiror Company pursuant to this Agreement, all of their respective Subject Shares, free and clear of any and all liens and encumbrances.  There are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which any of the Acquiror Company Shareholders is a party or by which any Acquiror Company Shareholders or the Subject Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Subject Shares.  After giving effect to the cancellation of the Subject Shares, except for the shares referred to in Annex B hereto, the Acquiror Company Shareholders own, of record or beneficially, no other shares of capital stock, or convertible securities, of the Company and no Acquiror Company Shareholder has any rights to acquire any such capital stock or securities.

(b)           Each of the Acquiror Company Shareholders has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Acquiror Company Shareholders and constitutes a valid, binding obligation of the Acquiror Company Shareholders, enforceable against the Acquiror Company Shareholders in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

3.           Further Assurances.  Each party to this Agreement will use his or its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

4.           Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Acquiror Company, the Company and the Acquiror Company Shareholders, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments signed by the Acquiror Company, the Company and the Acquiror Company Shareholders.

5.           Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of and been enforceable by the Acquiror Company, the Company and the Acquiror Company Shareholders, and their respective successors and permitted assigns.  No party may assign any of its right under this Agreement without the prior consent of the other party.

7.           Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules, except to the extent the laws of Colorado are mandatorily applicable.

8.           Miscellaneous.  This Agreement, together with the Share Exchange Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement as of the date first above written.

BIRCH BRANCH, INC

By:  /s/ Timothy Jay Brasel
Name:  Timothy Jay Brasel
Title:  President

SHUN CHENG HOLDINGS HONGKONG LIMITED

By:  /s/ Wang Feng
Name:  Wang Feng
Title:  Director

MATHIS FAMILY PARTNERS LTD

By:  /s/ Earnest Mathis
Name:  Earnest Mathis
Title:  General Partner

BRASEL FAMILY PARTNERS

By:  /s/ Timothy Jay Brasel
Name:  Timothy Jay Brasel
Title:  General Partner

LAMIRAGE TRUST

By:  /s/ Timothy Jay Brasel
Name:  Timothy Jay Brasel
Title:  Trustee

LAZZERI FAMILY TRUST

By:  /s/ Robert Lazzeri
Name:  Robert Lazzeri
Title:  Trustee

LAZZERI EQUITY PARTNERS 401(K) PLAN

By:  /s/ Robert Lazzeri
Name:  Robert Lazzeri
Title:  Trustee

ANNEX A

Name	Number
Brasel Family Partners	108,780 shares restricted
La Mirage Trust	108,780 shares restricted
Lazzeri Family Trust	78,781 shares restricted
Mathis Family Partners	108,782 shares restricted
Lazzeri Equity Partners 401K Plan	30,000 shares restricted
435,123 shares restricted

ANNEX B

Name	Number
Brasel Family Partners	None
La Mirage Trust	8,750
Lazzeri Family Trust	40,000
Mathis Family Partners	40,000
Lazzeri Equity Partners 401K Plan	None